Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Florida Rock Industries, Inc:
We consent to the use of our reports dated December 6, 2006, with respect to the consolidated balance sheets of Florida Rock Industries, Inc. (the Company) as of September 30, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for the years then ended, and the related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
Our report on the September 30, 2006 consolidated financial statements refers to a change in method of computing share-based compensation as of October 1, 2005.
/s/ KPMG LLP
Jacksonville, Florida
Certified Public Accountants
April 9, 2007